                    As filed with the Securities and Exchange Commission on February 25, 2000.

                                                   Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                          INTERSIL HOLDING CORPORATION
             (Exact name of Registrant as specified in its charter)

                              2401 Palm Bay Road NE
        Delaware                Palm Bay, FL 32905               59-3590018
(State of Incorporation)  (Address of principal executive   (I.R.S. Employer
                                offices) (Zip Code)         Identification No.)

                          INTERSIL HOLDING CORPORATION
                          1999 EQUITY COMPENSATION PLAN

                      INTERSIL HOLDING CORPORATION EMPLOYEE
                               STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                             Stephen M. Moran, Esq.
                                 General Counsel
                          Intersil Holding Corporation
                              2401 Palm Bay Road NE
                             Palm Bay, Florida 32905
                     (Name and address of agent for service)
                                 (321) 724-7000
          (Telephone number, including area code, of agent for service)

                                 With a Copy to:

                           Christopher G. Karras, Esq.
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-4000

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
          Title Of                                       Proposed                Proposed
         Securities                  Amount              Maximum                  Maximum                 Amount Of
            To Be                    To Be               Offering                Aggregate              Registration
         Registered                Registered       Price Per Share(1)       Offering Price(1)               Fee
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock of
Intersil Holding Corporation,  8,833,334 shares    $    0.05                  $441,666.70            $   130.29
par value $.01 per share
----------------------------------------------------------------------------------------------------------------------

(1) The amounts are based upon a bonafide estimate of the offering price and are used solely for the purpose of calculating the registration fee in accordance with paragraphs (a) and (h) of Rule 457 promulgated under the Securities Act of 1933.

===============================================================================
s

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents of Intersil Holding Corporation (the "Registrant") which we have filed or plan to file with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

                  (a) The prospectus filed pursuant to Rule 424(b) under the Securities Act, in connection with our initial public offering of common stock which we registered on a registration statement on Form S-1 (File No. 333-95199), filed January 21, 2000, as amended;

                  (b) all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since July 2, 1999;

                  (c) the description of our Class A Common Stock contained in the registration statement on Form S-1 (File No. 333-95199), filed January 21, 2000, as amended, and including any amendment or report filed for the purpose of updating such description;

                  (d) all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  As permitted by the Delaware General Corporation Law, (the "Delaware Code") Article 4 of the Registrant's Bylaws provide for th`e indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person is or was a director or officer of the Registrant or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Registrant or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the Registrant or other enterprise, or is or was a director or officer of the Registrant serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Registrant or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Registrant, except to the extent that such indemnification is prohibited by applicable law. The Registrant's Bylaws also provide that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law or under any bylaw, agreement, vote of stockholders or otherwise.

                  Also, pursuant to the Delaware Code, the Registrant's Bylaws set forth the extent to which the Registrant is authorized to indemnify and advance expenses to its directors or officers. The Registrant may indemnify any person subject to any action by reason of the fact that he is or was a director or officer of the Registrant. Any determination that indemnification by the Registrant in a specific case is proper must be made by a majority of uninterested directors or independent legal counsel. To the extent permitted by law, the Registrant must advance to officers and directors their expenses incurred in defending a civil or criminal action in advance of the final disposition of such action.

                  The Bylaws also authorize the Registrant to purchase and maintain insurance, or make other financial arrangements, on behalf of any director or officer of the Registrant for any liability incurred by him in his capacity as such, whether or not the Registrant has the authority to indemnify him against such liability.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

         Exhibit Number                              Description
         --------------                              -----------

                  4.1               The relevant portions the Certificate of Incorporation, as amended, of the
                                    Registrant defining the rights of holders of Class A Common Stock (which is set forth on Exhibit 3.01 to the registration statement on Form S-1
                                    (File No. 333-95199), filed January 21, 2000).

                  4.2               Bylaws of the Registrant (incorporated by reference to Exhibit 3.02 to the registration statement on Form S-1 (File No. 333-95199), filed January 21,
                                    2000).

                  5.1               Opinion of Dechert Price & Rhoads (counsel to the Registrant).

                  23.1              Consent of Ernst & Young LLP

                  24.1              Power of Attorney (included on signature page).

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palm Bay, state of Florida, on this 25th day of February, 2000.

                                      INTERSIL HOLDING CORPORATION



                                      By: GREGORY L. WILLIAMS
                                          -------------------------------------
                                          Gregory L. Williams
                                          Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory L. Williams and Daniel
J. Heneghan, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.



GREGORY L. WILLIAMS
------------------------------------------------------------ Chief Executive Officer and Director
Gregory L. Williams                                          (principal executive officer)


DANIEL J. HENEGHAN
------------------------------------------------------------ Assistant Secretary, Controller and Vice President
Daniel J. Heneghan                                           (principal financial and accounting officer)


JAMES A. URRY
------------------------------------------------------------ Director
James A. Urry


GARY E. GIST
------------------------------------------------------------ Director
Gary E. Gist

                                  EXHIBIT INDEX
                                  -------------

          Exhibit No.            Document
          -----------            --------

              4.1                The relevant portions the Certificate of Incorporation, as amended, of the
                                 Registrant defining the rights of holders of Class A Common Stock (which is set forth on Exhibit 3.01 to the registration statement on Form S-1 (File No.
                                 333-95199), filed January 21, 2000).

              4.2                Bylaws of the Registrant (incorporated by reference to Exhibit 3.02 to the registration statement on Form S-1 (File No. 333-95199), filed January 21, 2000).

              5.1                Opinion of Dechert Price & Rhoads (counsel to the Registrant).

             23.1                Consent of Ernst & Young LLP

             24.1                Power of Attorney (included on signature page).
